Exhibit 99.1

Akoustis Reports Seventh Consecutive Quarter of Record Revenue with Fourth Quarter Fiscal 2023 Sales Growing over 13% Year-Over-Year and Full Year 2023 Revenue Up 77% Year-over-Year

●	Robust Customer Activity in, Wi-Fi CPE, 5G Mobile, 5G Infrastructure, Automotive, Timing Control, Semiconductor Back-End-Services, and Other Markets

●	Introduced Advanced Single Crystal XBAW® Technology for Existing and New Markets

●	Launched State-of-the-Art XBAW® Foundry Services and AI-Enabled Engineering Design Software

●	Company to Host Investor Update Call Today at 8:00 am ET

Charlotte, N.C., September 6, 2023 (GLOBE NEWSWIRE) – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for wireless applications, announced today a 13% year-over-year increase in quarterly revenue to a record $8.3 million for the fiscal quarter ended June 30, 2023, and record annual sales of $27.1 million, up 77% year-over-year.

With hundreds of active customers, increased activity in the sales and design win pipelines and the semiconductor services business, as well as new product introductions in Wi-Fi 6E and Wi-Fi 7, 5G network infrastructure and the defense market, the Company remains poised for significant growth over the next twenty-four months.

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session, this morning at 8:00 am ET. The call-in numbers are 877-407-3982 (domestic) and +01 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

Jeff Shealy, founder and CEO of Akoustis, stated, “Despite the persistent macro challenges, Akoustis was able to deliver its seventh consecutive quarter of record revenue. Our sales growth was driven by multiple factors, including additional 5G mobile shipments to our first tier-1 customer, continued execution in our Wi-Fi business punctuated by the notable entry into the Wi-Fi 7 market, and rebounding sales in both our SAW filter and semiconductor services businesses.”

Akoustis continues to experience strong demand and a growing sales funnel for its XBAW® filter solutions, as well as its new XBAW®/SAW resonator and oscillator products, and semiconductor back-end services. During the June quarter, the Company shipped samples of its new 5.6 GHz/6.6 GHz Wi-Fi 6E/7 XBAW® filter products to multiple customers. Akoustis continues to add new Wi-Fi design wins, many of which are expected to ramp into production in fiscal 2024.

Recent Business Highlights

●	Introduced new advanced single-crystal material and process that delivers significantly higher power handling and improved harmonics in BAW filters

●	Sampled new advanced single-crystal filters to tier-1 enterprise-class 4i-Fi customer

●	Launched a new state-of-the-art XBAW® foundry service and AI-enabled engineering design software

●	Successfully completed fab and OSAT audit with tier-1 smartphone/tablet OEM

●	Delivered two new, custom Wi-Fi 7 filters to our tier-2 RF module making customer developed using our new, advanced foundry process

●	Received four Wi-Fi design wins for Wi-Fi 6E and Wi-Fi 7 devices

●	Began sampling our new 5.6/6.6 GHz Wi-Fi 6E/7 standard XBAW® filter products

●	Started production ramp with tier-1 US-based cable carrier company supporting Wi-Fi 6E;

●	Secured first Wi-Fi 7 design win from enterprise-class customer

●	Received Wi-Fi 6E design win and started shipping into European carrier market Successfully delivered demonstrator samples of a new 7 GHz XBAW® filter to a tier-1 European 5G network infrastructure OEM

●	Awarded a development order for a new massive-MIMO filter design from a tier-1 European 5G network infrastructure OEM

●	Introduced new automotive C-V2X filter and began sampling to multiple customers

●	Delivered the second of two XBAW® resonators for our first timing control customer

●	Continued DARPA direct-to-phase II (DP2) contract to advance design and manufacturing of XBAW® technology for filters and other sensors

●	The Company’s XBAW® patent portfolio grew to 104 issued and licensed patents, plus 108 patents pending as of August 25, 2023

Akoustis Technologies, Inc.

Fourth Fiscal Quarter Financial Performance

Akoustis Technologies, Inc.

Consolidated Statements of Operations

 (In thousands, except per share data)

	For the Three Months Ended	For the Twelve Months Ended	For the Three Months Ended	For the Twelve Months Ended
	06/30/23	06/30/23	06/30/2022	06/30/22
Revenue
Revenue with Customers	$8,333	$27,121	$5,203	$15,350
Total revenue	8,333	27,121	5,203	15,350

Cost of revenue	10,037	30,237	6,666	19,487

Gross profit	(1,704)	(3,116)	(1,463)	(4,137)

Operating expenses
Research and development	8,165	33,243	10,132	35,708
General and administrative expenses	8,059	29,710	6,233	20,710
Loss on disposal of fixed assets	-	-	-	-
Impairment of assets held for sale	-	-	-	-
Total operating expenses	16,224	62,953	16,365	56,418

Loss from operations	(17,929)	(66,069)	(17,828)	(60,555)

Other (expense) income
Interest (expense) income	(367)	(2,322)	22	(77)
Rental income	-	-	-	-
Other income/(expense)	5	(8)	-	-
Change in fair value of contingent liability	6	1,446	(168)	(347)
Bargain purchase	-	-	-	-
Change in fair value of derivative liabilities	492	948	-	(48)
Total other (expense) income	135	64	(145)	(472)

Income (loss) before income taxes	(17,794)	(66,005)	(17,974)	(61,027)

Income tax expense	(28)	(2,448)	92	(1,833)

Net Income (loss)	(17,765)	(63,557)	(18,065)	(59,194)

Net (income) loss attributable to noncontrolling interest	-	-	46	167

Net Loss attributable to Akoustis	(17,765)	(63,557)	(18,019)	(59,027)

Net loss per common share - basic and diluted	$(0.25)	$(1.00)	$(0.32)	$(1.09)

Weighted average common shares outstanding-basic and diluted	71,741,166	63,621,727	56,561,053	54,021,205

Revenue	$27,121	$15,350

Cost of revenue	30,237	19,487

Gross profit	(3,116)	(4,137)

Operating expenses
Research and development	33,243	35,708
General and administrative expenses	29,710	20,710
Total operating expenses	62,953	56,418

Loss from operations	(66,069)	(60,555)

Other (expense) income
Interest (expense) income	(2,322)	(77)
Change in fair value of contingent liability	1,446	(347)
Other (expense) income	(8)	—
Change in fair value of derivative liabilities	948	(48)
Total Other (expense) income	64	(472)
Net loss before income taxes	$(66,005)	$(61,027)

Income tax expense (benefit)	$(2,448)	$(1,833)

Net loss	$(63,557)	$(59,194)

Net (income) loss attributable to noncontrolling interest	—	167

Net Loss attributable to common stockholders	(63,557)	(59,027)

Net loss per common share - basic and diluted	$(1.00)	$(1.09)

Weighted average common shares outstanding - basic and diluted	63,621,727	54,021,205

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30,	June 30,
	2023	2022
Assets

Assets:
Cash and cash equivalents	$43,104	$80,485
Accounts receivable	4,753	3,793
Inventory	7,548	4,094
Other current assets	4,440	3,359
Total current assets	59,845	91,731

Property and equipment, net	57,826	51,157
Goodwill	14,559	8,051
Intangibles, net	15,241	8,994
Operating lease right-of-use asset, net	1,374	1,126
Other assets	72	279
Total Assets	$148,917	$161,338

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$17,027	$11,204
Contingent consideration	—	855
Operating lease liability	439	313
Deferred revenue	105	286
Total current liabilities	17,571	12,658

Long-term Liabilities:
Convertible notes payable, net	43,347	43,731
Contingent consideration	—	591
Operating lease liability	976	811
Promissory note payable	667	—
Other long-term liabilities	117	117
Total long-term liabilities	45,107	45,250

Total Liabilities	62,678	57,908
Commitments and Contingencies (Note 15)
Stockholders’ Equity
Preferred Stock, par value $0.001: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 125,000,000 shares authorized; 72,154,647 and 57,079,347 shares issued and outstanding at June 30, 2023 and June 30, 2022, respectively	72	57
Additional paid in capital	356,522	310,171
Accumulated deficit	(270,355)	(206,798)
Total Stockholders’ Equity	86,239	103,430
Total Liabilities and Stockholders’ Equity	$148,917	$161,338

The following non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations. Please see reconciliations to comparable GAAP measures below and descriptions of these non-GAAP measures under “non-GAAP measures.”

Non-GAAP operating loss and non-GAAP net loss for the quarters ended June 30, 2023, and 2022 and for fiscal year 2023 and 2022 were as follows:

Akoustis Technologies, Inc.

Unaudited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
	June 30, 2023	June 30, 2022
(in thousands)
GAAP operating loss	$(17,929)	$(17,658)
Amortization of acquisition-related intangible assets	634	349
Recognition of acquisition-related promissory note	333	-
Gain on sale of fixed assets	5	(7)
Common stock issued for services	1,953	2,493
Non-GAAP operating loss	$(15,004)	$(14,823)

Weighted average common shares outstanding - basic and diluted	71,741,166	56,561,053
Non-GAAP operating loss per common share - basic and diluted	$(0.21)	$(0.26)

	Three Months Ended
	June 30, 2023	June 30, 2022
(in thousands)
GAAP net loss	$(17,765)	$(16,274)
Change in fair value of contingent consideration	(8)	168
Change in fair value of derivative liabilities	(492)	48
Amortization of acquisition-related intangible assets	634	349
Recognition of acquisition-related promissory note	333	-
Debt discount amortization	143	29
Gain on sale of fixed assets	5	(7)
Tax adjustments related to acquisitions	(28)	(1,772)
Common stock issued for services	1,953	2,493
Non-GAAP net loss	$(15,226)	$(14,967)

Weighted average common shares outstanding - basic and diluted	71,741,166	56,561,053
Non-GAAP net loss per common share - basic and diluted	$(0.21)	$(0.26)

	Twelve Months Ended
	June 30, 2023	June 30, 2022
(in thousands)
GAAP operating loss	$(66,069)	$(60,555)
Amortization of acquisition-related intangible assets	1,988	985
Recognition of acquisition-related promissory note	666	-
Gain on sale of fixed assets	(100)	(211)
Common stock issued for services	9,407	10,247
Non-GAAP operating loss	$(54,108)	$(49,534)

Weighted average common shares outstanding - basic and diluted	63,621,727	54,021,205
Non-GAAP operating loss per common share - basic and diluted	$(0.85)	$(0.92)

	Twelve Months Ended
	June 30, 2023	June 30, 2022
(in thousands)
GAAP net loss	$(63,557)	$(59,194)
Change in fair value of contingent consideration	(1,446)	347
Change in fair value of derivative liabilities	(948)	48
Amortization of acquisition-related intangible assets	1,988	985
Recognition of acquisition-related promissory note	666	-
Tax adjustments related to acquisitions	(2,448)	(1,772)
Gain on sale of fixed assets	(100)	(211)
Debt discount amortization	564	29
Common stock issued for services	9,407	10,247

Non-GAAP net loss	$(55,874)	$(49,521)

Weighted average common shares outstanding - basic and diluted	63,621,727	54,021,205
Non-GAAP net loss per common share - basic and diluted	$(0.88)	$(0.92)

Non-GAAP Measures

We regularly review a number of metrics, including non-GAAP operating loss and non-GAAP net loss, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP operating loss represents operating loss before common stock issued for services, amortization of acquisition-related intangible assets, recognition of acquisition-related promissory note, and gain or loss on the sale of fixed assets. Non-GAAP net loss represents net loss before change in fair value of contingent consideration, change in fair value of derivative liabilities, debt discount amortization, gain on extinguishment of debt, gain or loss on disposal of fixed assets, recognition of acquisition-related promissory note, amortization of acquisition-related intangible assets, tax adjustments related to acquisitions and common stock issued for services. The Company believes these non-GAAP measures provide useful information to management, investors, and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. We use these non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to legacy polycrystalline BAW technology. The Company utilizes its proprietary and patented XBAW® manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, single-crystal and other high purity piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing, multi-billion-dollar RF filter market, using its integrated device manufacturer (IDM) business model. The Company owns and operates a 125,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter wafers - for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, profitability, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), the anticipated benefits of the acquisition of Grinding and Dicing Services, Inc., future cash flow and forecasts of breakeven point and expectations regarding funding under the CHIPS and Science Act, and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our inability to obtain adequate financing and sustain our status as a going concern; our limited operating history; our inability to generate revenues or achieve profitability; the results of our research and development activities; our inability to achieve acceptance of our products in the market; the possibility that the anticipated benefits from business acquisitions (including the acquisition of Grinding and Dicing Services, Inc.) will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the impact of a pandemic or epidemic or a natural disaster, including the COVID-19 pandemic, the Russian-Ukrainian conflict and other sources of volatility on our operations, financial condition and the worldwide economy, including its impact on our ability to access the capital markets; increases in prices for raw materials, labor, and fuel caused by rising inflation; general economic conditions, including upturns and downturns in the industry; shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property, including the lawsuit filed by Qorvo, Inc. in October 2021, that, regardless of merit, could result in significant expense and negatively impact our business results; our inability to attract and retain qualified personnel; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; existing or increased competition; our ability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our inability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; the rate and degree of market acceptance of any of our products; our ability to achieve design wins from current and future customers; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; risks related to doing business in foreign countries, including China; any security breaches, cyber-attacks or other disruptions compromising our proprietary information and exposing us to liability; our failure to innovate or adapt to new or emerging technologies, including in relation to our competitors; our failure to comply with regulatory requirements; results of any arbitration or litigation that may arise; stock volatility and illiquidity; dilution caused by any future issuance of common stock or securities that are convertible into or exercisable for common stock; our failure to implement our business plans or strategies; and our ability to maintain effective internal control over financial reporting. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:
Tom Sepenzis
Akoustis Technologies
VP of Corporate Development & IR
(980) 689-4961
tsepenzis@akoustis.com